UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 27, 2024
PORCH GROUP, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-39142	83-2587663
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

411 1st Avenue S., Suite 501
Seattle, Washington	98104
(Address of principal executive offices)	(Zip Code)
(855) 767-2400
(Registrant’s telephone number, including area code)
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, par value $0.0001	PRCH	The Nasdaq Stock Market LLC
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

Porch Group, Inc., through its wholly owned subsidiary Porch.com, Inc. (Porch.com and, collectively, the “Porch”), acquired Floify, LLC (“Floify”) in October 2021, a company providing digital mortgage automation and point-of-sale software for mortgage companies and loan officers. As part of the closing, Porch issued approximately 550,000 shares to the sellers of Floify at a price per share of $17.93 and guaranteed that the value of the shares would equal or exceed 200% of such price on or prior to December 31, 2024 (the “True-Up Obligation”). The True-Up Obligation could be settled at Porch’s option in cash, Porch common stock, or a combination thereof. On March 27, 2024, Porch.com entered into a settlement agreement and mutual release of claims (the “Settlement Agreement”) with the sellers of Floify (the “Sellers”) to settle a post-closing dispute. Pursuant to the Settlement Agreement, among other terms, the Sellers agreed to terminate the True-Up Obligation in full and to pay approximately $860,000 in cash to Porch.com.
Item 9.01. Financial Statements and Exhibits.
(d)Exhibits.

Exhibit No.	Description

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PORCH GROUP, INC.

By:	/s/ Matthew Cullen
	Name:	Matthew Cullen
	Title:	General Counsel & Secretary
Date: March 28, 2024